Filed Pursuant to Rule 424(b)(5)

Registration No. 333-197921

SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED MARCH 22, 2017

(to prospectus dated August 7, 2014)

EXPLANATORY NOTE

This supplement is being filed solely for the purposes of providing the “Calculation of Registration Fee” table with respect to the prospectus supplement, dated March 22, 2017 (File No. 333-197921), filed by American Homes 4 Rent with the Securities and Exchange Commission relating to 12,650,000 Class A common shares of beneficial interest, $0.01 par value per share. The “Calculation of Registration Fee” table was inadvertently omitted from such prospectus supplement and is included herein. This filing does not amend, modify or alter such prior filing in any other respect. No changes have been made to the prospectus supplement or the accompanying prospectus.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common shares of beneficial interest, par value $0.01 per share	12,650,000	$22.80	$288,420,000	$33,427.88

(1)	Calculated pursuant to Rule 457(r) under the Securities Act of 1933, as amended.